Exhibit 99.1

            Quaker Fabric Reports on Business Developments


    FALL RIVER, Mass.--(BUSINESS WIRE)--July 2, 2007--QUAKER FABRIC CORPORATION (NASDAQ Symbol: QFAB) today announced that the Company has determined that it has not met the requirements for committed borrowings under its existing lending facilities and, as a result, any advances to the Company by its revolving lenders will only occur on a discretionary basis. The Company further announced that it likely will commence an orderly liquidation of its business and a sale of its assets. The Company continues to talk with each of its existing lenders about the financing needed to conduct such an orderly liquidation and sale. In addition, the Company is actively investigating sources of alternative liquidity, including debt, equity or a combination of debt and equity financing. There is significant uncertainty as to whether the Company will be able to obtain sufficient liquidity from alternative sources to continue its operations after its annual shutdown period, which this year runs from July 2 through July 15, 2007. The Company expects that any such winding up and liquidation would not generate sufficient funds to permit any payment to holders of its common stock.

    Quaker Fabric Corporation is a supplier of upholstery fabrics for furniture markets in the United States and abroad.

    THIS PRESS RELEASE CONTAINS "FORWARD LOOKING STATEMENTS," AS THAT TERM IS DEFINED IN THE FEDERAL SECURITIES LAWS. THE READER IS
CAUTIONED THAT SUCH STATEMENTS ARE NOT GUARANTEES OF FUTURE
PERFORMANCE AND THAT, AS A RESULT OF VARIOUS FACTORS, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED. FOR A FURTHER DISCUSSION OF THESE FACTORS, SEE THE COMPANY'S 2006 FORM 10-K.


    CONTACT: QUAKER FABRIC CORPORATION
             LARRY A. LIEBENOW, 508-646-2264
             or
             PAUL J. KELLY, 508-646-2251
             or
             CYNTHIA L. GORDAN, 508-646-2261



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